UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 29, 2006

HEALTHBRIDGE, INC.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	3
PART I	3
Description of Business	3

Oil and Gas Business	3
Competition	6
Marketability	6
Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts	6
Government Regulation of Exploration and Production	6
Environmental Law	7
Exploration	9
Risk Factors	9
Employees	14
Reports to Security Holders	14

Management's Discussion and Analysis	14

Cautionary Statement	14
General	15
Business Strategy	15
Results of Operations	15
Capital Expenditures	17
Income Tax Benefit (Expense)	17
Impact of Inflation	17
Liquidity and Capital Resources	17
Going Concern	18
Critical Accounting Policies	18
Recent Accounting Pronouncements	19

Description of Property	19
Security Ownership of Certain Beneficial Owners and Management	19
Directors, Executive Officers, Promoters and Control Persons	20
Executive Compensation	21
Certain Relationships and Related Transactions	22
Description of Securities	22
PART II	23
Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters	23
Legal Proceedings	24
Changes in and Disagreements with Accountants	24
Recent Sales of Unregistered Securities	24
Indemnification of Officers and Directors	24
PART F/S	25
PART III	25

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES	25

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS	26

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS	26

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	26

SIGNATURES	28

As used in this Current Report on Form 8-K, the terms “Corporation,” “we,” “our,” and “us” refer to Healthbridge, Inc. and Providence Exploration LLC on a consolidated basis except as otherwise indicated. The term “Providence” refers to Providence Exploration LLC.

ITEM 2.01 ........COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 29, 2006, the Corporation acquired Providence as a wholly owned subsidiary, pursuant to the closing of a Securities Exchange Agreement and a Note Exchange Agreement. The Securities Exchange Agreement, entered into on April 10, 2006 with Providence and the unit holders of Providence, provided for the exchange of 4,286,330 shares of the Corporation’s common stock for 1,250,000 issued and outstanding membership units of Providence. The Note Exchange Agreement, entered into on April 10, 2006 with the holders of certain promissory notes issued by Providence, provided for the exchange of 12,213,670 shares of the Corporation’s common stock for the assignment of those promissory notes to the Corporation. The agreements were closed pursuant to shareholder approval at a special meeting of the shareholders held on September 29, 2006. The business, operations, and other material information concerning Providence is set forth below in this Item 2.01.

PART I

DESCRIPTION OF BUSINESS

Providence was organized in Texas as a limited liability company on July 12, 2005 and is an exploration stage company without proven oil or gas reserves.

Oil and Gas Business

Providence is engaged in three lines of business: (1) oil and gas exploration, (2) acquiring, refurbishing and selling drilling and service rigs, and (3) providing drilling services. The oil and gas exploration activities are conducted for Providence in Comanche and Hamilton Counties, Texas, and in Val Verde County, Texas, by Harding Company. The drilling rig acquisition and sales business and the drilling services business are conducted through Providence’s wholly owned subsidiary PDX Drilling I, LLC (“PDX”) in Young County, Texas.

Oil and Gas Exploration in Comanche and Hamilton Counties

On October 1, 2005, Providence executed a Joint Exploration Agreement with Harding Company to purchase interests in approximately 6,272 acres of oil and gas leases located in Comanche and Hamilton Counties, Texas, in exchange for $3,136,273. Providence acquired a 90% working interest while Harding Company retained a 10% working interest in the leases. Providence has the right to earn a 68.4% net revenue interest by fulfilling its financial commitments. The Joint Exploration Agreement provides that Harding Company is responsible for conducting seismic research on the lands covered by the project, making recommendations on drill site locations, and drilling and operating wells located within the project. Providence is responsible for one hundred percent (100%) of the costs associated with conducting the seismic program, drilling, and completing the wells on the project. Harding Company is also responsible for ten percent (10%) of future expenses related to the shipment of any gas produced from project wells. Under this arrangement, Providence intends to develop and produce oil and gas from the Marble Falls and Barnett Shale formations in prospect specific areas of the Fort Worth basin.

Harding Company.

Harding Company (www.hardingcompany.com) is a 52 year old, Dallas-based oil and gas exploration, development and operating company. While it has conducted operations throughout Texas and the region, it is currently primarily engaged in conducting operations in the Barnett Shale. Harding Company has extensive experience in implementing three dimensional seismic and horizontal drilling techniques.

Development Activities to Date.

Since executing the Joint Exploration Agreement, Providence and Harding Company have completed the acquisition of leases covering the project and initiated seismic operations. Based on the results of these seismic operations, Providence acquired an additional 1,102.53 acres and identified the first three drill sites. Leases covering the additional lease acerage were purchased for $330,751.50 in early July and bring the total acreage covered by the project to 7,374 acres. Harding commenced drilling in June and will now focus on post drilling “fracing” – the fracturing of geologic formations which open up pathways for the oil or gas to flow to the well. A full evaluation of the initial prospects is expected in late September or early October.

Timetable for Activities.

  --------------------- ------------- ------------ ------------ ------------ ------------ ------------
  2006                      July        August      September     October     November     December
  --------------------- ------------- ------------ ------------ ------------ ------------ ------------
  --------------------- ------------- ------------ ------------ ------------ ------------ ------------

    # Of Wells               3                                       2            1
  --------------------- ------------- ------------ ------------ ------------ ------------ ------------
  --------------------- ------------- ------------ ------------ ------------ ------------ ------------
    Land                    $330,757
    Drill & Complete      $3,535,920                             $1,660,920   $1,875,000
  --------------------- ------------- ------------ ------------ ------------ ------------ ------------

  TOTALS                  $3,866,677                  $882,000   $1,660,920   $1,875,000
  --------------------- ------------- ------------ ------------ ------------ ------------ ------------

  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------
  2007                    January      February       March        April        May          June          Total
  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------
  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------

    # Of Wells                                                                                               6
  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------
  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------
    Land                                                                                                    $330,757
    Drill & Complete                                                                                      $7,071,840
  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------

  TOTALS                                                                                                  $7,402,597
  --------------------- ------------- ------------ ------------ ------------ ----------- ------------- --------------

Oil and Gas Exploration in Val Verde County

On March 30, 2006, Providence closed an Agreement for Purchase and Sale with Global Mineral Solutions, L.P., to purchase approximately 12,832 acres of oil and gas leases located in Val Verde County, Texas, in exchange for $3,849,600, of which $1,924,800 was paid in cash and $1,924,500 by a promissory note convertible into 3,500,000 shares of the Corporation’s common stock within 30 days of our acquisition of Providence. Global Mineral Solutions, L.P. retained a thirteen percent (13%) carried interest in the project that will convert to a thirteen percent (13%) working interest after the completion of the first eight wells in the project.

Description of Val Verde Target.

The Val Verde leases include multiple deep drilling targets for natural gas exploration, development and production within the Ellenberger carbonate, Strawn carbonate and Pennsylvanian-Wolfcamp sandstone reservoirs.

Harding Company Participation.

Pursuant to a Letter Agreement dated March 30, 2006, Harding Company agreed to operate and fund five percent (5%) of the proposed three dimensional seismic program that is to be conducted over the project. During the program, Harding Company will be paid $25,000 per month and one hundred percent (100%) of the costs associated with obtaining third party consulting relating to the interpretation of the seismic program. In addition, Harding Company agreed to act as operator for the project, and has acquired a five percent (5%) working interest in the leases for $192,480 with an option to acquire an additional five percent (5%) working interest in the leases on or before March 31, 2007 by paying Providence an amount equal to eleven and one half percent (11.5%) of the costs associated with the operations of drilling the first eight (8) wells on the project.

Development Activities to Date.

Harding Company has scoped and prepared instructions for “seismic” activities – the location of oil and gas through the use of sound waves projected into the earth. Providence has begun receiving bids for conducting seismic operations on the project.

Timetable for Activities.

  -------------------- ------------- -------------- ------------ ----------- ------------ -------------
  2006                     July         August       September    October     November      December
  -------------------- ------------- -------------- ------------ ----------- ------------ -------------
    # of wells
  -------------------- ------------- -------------- ------------ ----------- ------------ -------------
  -------------------- ------------- -------------- ------------ ----------- ------------ -------------
    3D  Seismic
    Wells
    Overhead                $25,000        $25,000      $25,000     $25,000      $25,000       $25,000
  -------------------- ------------- -------------- ------------ ----------- ------------ -------------
  -------------------- ------------- -------------- ------------ ----------- ------------ -------------

  TOTALS                    $25,000        $25,000      $25,000     $25,000      $25,000       $25,000
  -------------------- ------------- -------------- ------------ ----------- ------------ -------------

  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------
  2007                   January       February        March       April         May          June          Total
  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------
    # of wells                                                                                  1/2            1/2
  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------
  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------
    3D  Seismic          $1,950,000     $1,950,000      $50,000     $50,000                               $4,000,000
    Wells                                                                                  $2,250,000     $2,250,000
    Overhead                $25,000        $25,000      $25,000     $25,000       $25,000     $25,000       $300,000
  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------
  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------

  TOTALS                 $1,975,000     $1,975,000      $75,000     $75,000       $25,000  $2,275,000     $6,550,000
  -------------------- ------------- -------------- ------------ ----------- ------------- ----------- --------------

Acquisition and Disposition of Drilling and Service Rigs

PDX is involved in the acquisition, refurbishment and sale of drilling and service rigs, in addition to providing drilling services. Drilling rigs are used to drill oil and gas wells while service rigs are used to rework and maintain existing oil and gas wells. Since inception, PDX has acquired one drilling rig, two service rigs, and the basic components to build two additional drilling rigs. They have also sold one service rig and one drilling rig. PDX believes that the increased drilling activity in the Barnett Shale region has and will continue to expand demand for drilling and service rigs in that area. Therefore, PDX intends to continue to purchase used rigs for refurbishment and sale or for providing drilling services on a contract basis.

Provision of Drilling Services

During the last half of 2005 and the first calendar quarter of 2006, PDX provided drilling services to operators in the Graham, Texas, area. During such period, PDX drilled four wells and serviced a number of existing wells with the service rigs. PDX’s management has determined that the labor costs caused by a shortage of qualified personnel, equipment maintenance costs and general overhead were in excess of that anticipated which has lead to losses from such operations. Therefore, PDX has determined to limit its drilling services to testing operations in conjunction with its more attractive refurbishment and resale activities.

Competition

The oil and gas business in Texas is highly competitive. Providence competes with over 1,000 independent companies, many with greater financial resources and larger staffs than those available to Providence. Texas hosts approximately 40 significant independent operators including Marathon Oil, Houston Exploration Company and Newfield Exploration Company in addition to over 950 smaller operations with no single producer dominating the area. Major operators such as Exxon, Shell Oil, ConocoPhillips, Mobil and others that are considered major players in the oil and gas industry retain significant interests in Texas. Providence believes it can successfully compete against the independent companies by focusing its efforts on the efficient development of its leases.

Marketability

The products to be sold by Providence, oil and natural gas, are commodities purchased by many distribution and retail companies. Crude oil can be sold whenever it is produced subject to transportation cost. Natural gas requires transportation from point of production to the purchaser by pipeline.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

Providence currently has no patents, trademarks, licenses, franchises, concessions, or labor contracts. However, the leases acquired for oil, gas and mineral interests do provide for the provision of royalty payments.

Government Regulation of Exploration and Production

Providence’s oil and gas exploration, including future production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry adds to Providence’s cost of doing business and affects its profitability. Because such rules and regulations are frequently amended or interpreted differently by regulatory agencies, Providence is unable to accurately predict the future cost or impact of complying with such laws.

Providence’s oil and gas exploration and future production operations are and will be affected by state and federal regulation of gas production, federal regulation of gas sold in interstate and intrastate commerce, state and federal regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or pro-ration unit and the amount of gas available for sale, state and federal regulations governing the availability of adequate pipeline and other transportation and processing facilities, and state and federal regulation governing the marketing of competitive fuels. For example, a productive gas well may be “shut-in” because of an over-supply of gas or lack of an available gas pipeline in the areas in which Providence may conduct operations. State and federal regulations generally are intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, control the amount of oil and gas produced by assigning allowable rates of production and control contamination of the environment. Pipelines are subject to the jurisdiction of various federal, state and local agencies.

Many state authorities require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas. Such states also have ordinances, statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of properties, the regulation of spacing, plugging and abandonment of wells, and limitations establishing maximum rates of production from wells. However, no Texas regulations provide such production limitations with respect to Providence’s operations.

Environmental Regulation

The recent trend in environmental legislation and regulation has been generally toward stricter standards, and this trend will likely continue. Providence does not presently anticipate that it will be required to expend amounts relating to future oil and gas production operations that are material in relation to its total capital expenditure program by reason of environmental laws and regulations, but because such laws and regulations are subject to interpretation by enforcement agencies and are frequently changed by legislative bodies, Providence is unable to accurately predict the ultimate cost of such compliance for 2006.

Providence is subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, and areas containing threatened and endangered plant and wildlife species, and impose substantial liabilities for unauthorized pollution resulting from Providence’s operations.

The following environmental laws and regulatory programs appear to be the most significant to Providence’s operations in 2006:

Clean Water and Oil Pollution Regulatory Programs – The federal Clean Water Act (“CWA”) regulates discharges of pollutants to surface waters. The discharge of crude oil and petroleum products to surface waters also is precluded by the Oil Pollution Act (“OPA”). Providence’s operations are inherently subject to accidental spills and releases of crude oil and drilling fluids that may give rise to liability to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. Minor spills may occur from time to time during the normal course of Providence’s future production operations. Providence will maintain spill prevention control and countermeasure plans (“SPCC plans”) for facilities that store large quantities of crude oil or petroleum products to prevent the accidental discharge of these potential pollutants to surface waters.

Clean Air Regulatory Programs – Providence’s operations are subject to the federal Clean Air Act (“CAA”), and state implementing regulations. Among other things, the CAA requires all major sources of hazardous air pollutants, as well as major sources of certain other criteria pollutants, to obtain operating permits, and in some cases, construction permits. The permits must contain applicable Federal and state emission limitations and standards as well as satisfy other statutory and regulatory requirements. The 1990 Amendments to the CAA also established new monitoring, reporting, and recordkeeping requirements to provide a reasonable assurance of compliance with emission limitations and standards. Providence currently obtains construction and operating permits for its compressor engines, and is not presently aware of any potential adverse claims in this regard.

Waste Disposal Regulatory Programs – Providence’s operations will generate and result in the transportation and disposal of large quantities of produced water and other wastes classified by EPA as “non-hazardous solid wastes”. The EPA is currently considering the adoption of stricter disposal and clean-up standards for non-hazardous solid wastes under the Resource Conservation and Recovery Act (“RCRA”). In some instances, EPA has already required the clean up of certain non-hazardous solid waste reclamation and disposal sites under standards similar to those typically found only for hazardous waste disposal sites. It also is possible that wastes that are currently classified as “non-hazardous” by EPA, including some wastes generated during Providence’s drilling and production operations, may in the future be reclassified as “hazardous wastes”. Because hazardous wastes require much more rigorous and costly treatment, storage, transportation and disposal requirements, such changes in the interpretation and enforcement of the current waste disposal regulations would result in significant increases in waste disposal expenditures.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) –

CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to have caused or contributed to the release or threatened release of a “hazardous substance” into the environment. These persons include the current or past owner or operator of the disposal site or sites where the release occurred and companies that transported disposed or arranged for the disposal of the hazardous substances under CERCLA. These persons may be subject to joint and several liabilities for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Providence is not presently aware of any potential adverse claims in this regard.

Texas Railroad Commission – The State of Texas has promulgated certain legislative rules pertaining to exploration, development and production of oil and gas that are administered by the Texas Railroad Commission. The rules govern permitting for new drilling, inspection of wells, fiscal responsibility of operators, bonding wells, the disposal of solid waste, water discharge, spill prevention, liquid injection, waste disposal wells, schedules that determine the procedures for plugging and abandonment of wells, reclamation, annual reports and compliance with state and federal environmental protection laws. Providence believes that it will function in compliance with these rules.

Providence believes that all of its operations are in substantial compliance with current applicable U.S. federal, state and local environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse effect Providence’s financial position, cash flows or results of operations. There can be no assurance, however, that current regulatory requirements will not change, currently unforeseen environmental incidents will not occur or past non-compliance with environmental laws or regulations will not be discovered.

Exploration

Providence is involved on an ongoing basis in exploration activities related to oil and gas production. Providence capitalized $1,035,456 in exploration costs related to unproven properties during the six months ended June 30, 2006, and no exploration costs for the year ended December 31, 2005. No costs related to production, general corporate overhead, or similar activities have been capitalized. We expect to increase exploration expenditures as our business develops.

Risk Factors

The Corporation’s operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or value of our securities.

Risks Relating to the Corporation as a Result of the Acquisition

We may not realize the anticipated benefits from the acquisition which could cause our stock price to decline.

We may not achieve the benefits we are seeking in the acquisition. Providence may not be successful in its exploration efforts or if successful, oil and gas prices may not remain at their current levels. As a result, our operations and financial results may be less rewarding than anticipated, which may cause the market price of our common stock to decline.

The acquisition of Providence could eventually decrease the value of your stock.

Providence is a start up company with a limited history of realizing revenue and with a working capital deficit, about which Providence’s auditors have expressed a going concern opinion. Additionally, Providence expects losses in the future and its current assets are insufficient to conduct its minimum plan of operation over the next 12 months. Given these facts, the acquisition of Providence could result in significant losses for the Corporation which could decrease the value of our stock.

We may not be successful in integrating the business operations of Providence into our business operations, stifling growth and hindering the realization of a profit.

The acquisition involves the integration of companies that have previously operated independently. Successful integration of Providence’s operations with ours will depend on our ability to consolidate operations and procedures and to integrate Providence’s management team with our own. If we are unable to do so, we may not realize the anticipated potential benefits of the acquisition, our business development could be stifled, and results of operations may not produce a profit. Difficulties could include the loss of key employees, the disruption of Providence’s ongoing businesses, and possible inconsistencies in standards, controls, procedures and policies.

We may be unable to manage the growth of our business which could negatively affect development, revenues, and fiscal independence.

We believe that if our post-acquisition growth plan is successful, our business has the potential to grow in size and complexity. If our management is unable to manage growth effectively, our business development may be slowed, our operating results my not show a profit, and we may not become financially independent from outside funding sources. Any new sustained growth would be expected to place a significant strain on our management systems and operational resources. We anticipate that new sustained growth, if any, will require us to recruit, hire and retain new managerial, finance and support personnel. We cannot be certain that we will be successful in recruiting, hiring or retaining such personnel. Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force. If we begin to grow, we cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.

Risks Related to Providence’s Business

Oil and natural gas drilling and producing operations involve various risks which could result in net losses.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be discovered. Wells drilled by Providence may not be productive, and, thus, Providence may not be able to recover all or any portion of its investment in such wells. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting drilling, operating and other costs. The seismic data and other technologies Providence uses do not allow it to know conclusively prior to drilling a well that oil or natural gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can reduce the feasibility of a project to produce a profit. Further, Providence’s drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including:

|X| unexpected drilling conditions;

|X| title problems;

|X| pressure or irregularities in formations;

|X| equipment failures or accidents;

|X| adverse weather conditions;

|X| compliance with environmental and other governmental requirements; and

|X| cost of, or shortages or delays in the availability of, drilling rigs, equipment and services.

Providence’s operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including:

|X| encountering well blowouts;

|X| cratering and explosions;

|X| pipe failure;

|X| fires;

|X| formations with abnormal pressures resulting in uncontrollable flows of oil and natural gas;

|X| brine or well fluids;

|X| release of contaminants into the environment; and

|X| other environmental hazards and risks.

The nature of these risks is such that some liabilities including environmental fines and penalties could exceed Providence’s ability to pay for the damages. Providence could incur significant costs due to these risks that could result in net losses.

Providence is subject to federal, state and local laws and regulations which could create liability for personal injuries, property damage, and environmental damages.

Exploration for and development, exploitation, production and sale of oil and natural gas in the United States is subject to extensive federal, state and local laws and regulations, including complex tax laws and environmental laws and regulations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations could harm Providence’s business, results of operations and financial condition. Providence may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include oil and gas production and saltwater disposal operations and Providence’s processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials, discharge permits for drilling operations, spacing of wells, environmental protection, reports concerning operations, and taxation. Under these laws and regulations, Providence and the Corporation could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, reclamation costs, remediation, clean-up costs and other environmental damages.

Shortages of oil field equipment, services and qualified personnel could reduce Providence’s profit margin, cash flow and operating results, thereby reducing the Corporation’s future profits.

The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. There have also been shortages of drilling rigs and other equipment, as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. Providence cannot be certain when or if it will experience these issues and these types of shortages or price increases which could significantly decrease Providence’s profit margin, cash flow and operating results on any particular well or restrict its ability to drill additional wells, thereby reducing the Corporation’s reducing the Corporation’s future profits.

The results of Providence’s operations depend on the production and maintenance efforts of Harding Company, a third party.

The operation of Providence’s oil and natural gas operations in Comanche, Hamilton and prospectively Val Verde Counties will be dependent on an independent local operator, Harding Company. The fact that Providence is dependent on operations of a third party to produce revenue from its oil and natural gas assets could restrict its ability to generate a net profit on operations.

Oil and natural gas prices are volatile, and any substantial decrease in prices could cause Providence and the Corporation to continue to operate at a loss.

Providence’s and future financial condition, results of operations and the carrying value of its oil and natural gas properties will depend primarily upon the prices it receives for production. Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future. Providence’s cash flow from operations will be highly dependent on the prices that it receives for oil and natural gas. This price volatility also affects the amount of Providence’s cash flow available for capital expenditures and its ability to borrow money or raise additional capital. The prices for oil and natural gas are subject to a variety of additional factors that are beyond the Corporation’s control. These factors include:

|X| the level of consumer demand;

|X| the domestic supply;

|X| domestic governmental regulations and taxes;

|X| the price and availability of alternative fuel sources;

|X| weather conditions; and

|X| market uncertainty.

These factors and the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce future revenue, but could reduce the amount of oil and natural gas that Providence can produce economically and, as a result, could cause it to continue to operate at a loss. Should the oil and natural gas industry experience significant price declines, Providence may, among other things, be unable to meet its financial obligations.

Future Risks Related to the Corporation’s Stock

The Corporation may need to raise additional capital to fund operations which could adversely affect our shareholders.

The Corporation may need to raise additional capital to fund operations until such time as our revenues match our expenditures. Capital realized would be used for exploration expenses and general and administrative expenses. However, we have no commitment from any source of financing to provide us with additional capital. Should we secure a commitment to provide us with capital such commitment may obligate us to issue additional shares of the Corporation’s common stock or warrants or other rights to acquire common stock which will result in dilution to existing shareholders.

The Corporation’s stock is quoted on the OTCBB.

The Corporation’s stock is quoted on the OTCBB, which quote may limit our ability to raise money in an equity financing since many institutional investors do not consider OTCBB stocks for their portfolios. Therefore, an investors’ ability to trade our stock might be restricted as only a limited number of market makers quote OTCBB stock. Trading volumes in OTCBB stocks are historically lower, and stock prices for OTCBB stocks tend to be more volatile, than stocks traded on an exchange or the NASDAQ Stock Market. We may never qualify for trading on an exchange or the NASDAQ Stock Market.

The Corporation’s stock price is volatile.

The Corporation’s market price is subject to significant volatility and trading volumes are low. Factors affecting the Corporation’s market price include:

o the Corporation's perceived prospects;

 o negative variances in our operating results, and achievement of key business targets;

o limited trading volume in shares of the Corporation's common stock in the public market;

o sales or purchases of large blocks of our stock;

o changes in, or the Corporation's failure to meet, earnings estimates;

o changes in securities analysts' buy/sell recommendations;

o differences between our reported results and those expected by investors and securities analysts;

o announcements of new contracts by the Corporation or our competitors;

o announcements of legal claims against us;

o market reaction to acquisitions or strategic investments announced by us or our competitors; and

o developments in the financial markets.

In addition, our stock price may fluctuate in ways unrelated or disproportionate to our operating performance. The general economic, political and stock market conditions that may affect the market price of the Corporation’s common stock are beyond our control. The market price of the Corporation’s common stock at any particular time may not remain the market price in the future. In the past, securities class action litigation has been instituted against companies following periods of volatility in the market price of their securities. Any such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

The Corporation’s stock is a penny stock and, therefore, shareholders may face significant restrictions on their stock.

The Corporation’s stock differs from many stocks in that it is a “penny stock.” The Commission defines a penny stock in Rule 3a51-1 of the Exchange Act as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that (a) have net tangible assets greater than $2 million if they have been in operation at least three years, (b) have net tangible assets greater than $5 million if in operation less than three years, or (c) average revenue of at least $6 million for the last three years. OTCBB securities are considered penny stocks unless they qualify for one of the exclusions.

The Commission has adopted a number of rules to regulate penny stocks. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-9 under the Exchange Act. Since our securities constitute a “penny stock” within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Employees

Providence currently has 5 employees and uses an independent operator, Harding Company, to operate and manage its interests in oil and gas operations. The Corporation uses consultants, attorneys, and accountants as necessary to assist in the development of our business.

Reports to Security Holders

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of Providence’s financial condition and results of operations should be read in conjunction with Providence’s financial statements and accompanying notes as well as the Corporation’s pro forma consolidated financial statements and accompanying notes that appear elsewhere in this report. Providence’s fiscal year end is December 31.

Cautionary Statement

This discussion and analysis, this report, and the exhibits attached hereto contain forward-looking statements which include, without limitation, statements as to management’s good faith expectations and beliefs, which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of the Corporation to control. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon Providence. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on Providence will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Corporation, or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

These risks and uncertainties, many of which are beyond the Corporation’s control, include (i) the sufficiency of existing capital resources and the Corporation’s ability to raise additional capital to fund cash requirements for future operations, (ii) uncertainties involved in exploration and development of our leasehold oil and gas interests, (iii) our ability to generate sufficient revenues to fund and maintain operations, and (iv) general economic conditions. Although the Corporation believes that the expectations reflected in these forward-looking statements are reasonable, such expectations may prove to be incorrect.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this report. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. For additional information about risks and uncertainties that could adversely affect our forward-looking statements, please refer to the “Risk Factors” beginning on page 9.

General

Providence’s current financial condition and results of operations depend primarily on revenue generated from PDX’s operations and private financing activities. Providence has a limited history of generating revenue that cannot be viewed as an indication of continued growth and a historical record of incurring losses. Should Providence be unable to consistently generate revenue to the point where it can realize net cash flow, such failure will have an impact on its ability to continue business operations.

Business Strategy

Providence, working with Harding Company intends:

o to seismically explore both the Marble Falls and Barnett Shale formations and the Val Verde basin;

o to interpret the seismic data;

o to develop the Marble Falls and Barnett Shale formation leases for oil and gas production; and

o to develop the Val Verde basin leases which include multiple deep drilling targets for natural gas production.

Additionally, Providence plans to expand PDX’s services with local well operators.

Providence’s business development strategy is prone to significant risks and uncertainties that can have an immediate impact on efforts to realize net cash flow and may deter future prospects of revenue growth.

Results of Operations

Providence’s Three and Six Month Periods Ended June 30, 2006 and the Period since Inception to December 31, 2005

During the six month period ended June 30, 2006, Providence was involved with the oil and gas servicing operations of PDX, finalizing the Securities Exchange Agreement and the Note Exchange Agreement, and the purchase of the Val Verde leases. Providence has realized revenues from providing servicing operations.

The following Results of Operations are based on the interim and annual financial statements for Providence prepared under US GAAP.

Providence expects to increase revenues within the next twelve months of operation subject to the successful realization of oil and gas production from its leasehold properties. However, Providence can provide no assurance that oil and gas exploration and development activities will ever produce revenue.

In the near term, Providence will not be able to generate sufficient cash flow from operations to sustain its business as lease development expenses increase and there can be no assurance that Providence will ever be able to generate sufficient cash flows to sustain operations. Providence’s business development strategy is prone to significant risks and uncertainties certain of which can have an immediate impact on its efforts to realize positive net cash flow and deter the prospect of revenue growth. Providence’s financial condition and results of operations will, in the near term, continue to depend on intercompany loans from the Corporation.

Revenue

Revenue for the three month period ended June 30, 2006 was $9,989. Revenue for the six month period ended June 30, 2006 was $358,131. Revenue for the year ended December 31, 2005 was $369,515. Revenue in all periods can be attributed to the provision of oil and gas services for third party operators in Texas and equipment sales.

Cost of Goods Sold

Cost of goods sold for the three month period ended June 30, 2006 was $116,387. Cost of goods sold for the six month period ended June 30, 2006 was $547,368. Cost of goods sold for the year ended December 31, 2005 was $694,382. Cost of goods sold in all periods can be primarily attributed to expenses associated with Providence’s oil and gas services. Cost of goods sold exceeded revenue because of high labor costs relating to the shortage of qualified personnel, equipment costs associated with the use of used equipment, and overhead costs associated with drilling operations. Providence intends to limit the provision of drilling services in future periods.

Losses

Net income for the three month period ended June 30, 2006, was $116,228. Net losses for the six month period ended June 30, 2006, were $247,103 and for the year ended December 31, 2005, were $778,764. Net income for the three month period can be attributed to a gain from the sale of a refurbished oil and gas equipment. The net losses in the six month period and the period ended December 31, 2005 can be primarily attributed to the high cost of sales, general and administrative expenses, and an interest expense.

Providence may operate at a loss through fiscal 2006 due to the nature of oil and gas exploration and development operations and cannot provide any assurance that it will continue to generate revenues from operations, unless successful in the production of oil and gas.

Expenses

General and administrative expenses for the three month period ended June 30, 2006 were $111,503. General and administrative expenses for the six month period ended June 30, 2006 were $294,035 and for the year ended December 31, 2005, were $278,131. General and administrative expenses can be attributed to professional fees, depreciation, insurance, travel, automobile expenses and other expenses. Providence expects that general and administrative expenses will increase as Providence expands its operations.

Depreciation expenses for the three months ended June 30, 2006 were $3,744. Depreciation expenses for the six months ended June 30, 2006 were $43,524. Depreciation expenses for the year ended December 31, 2005 were $62,049.

Capital Expenditures

Providence spent $412,949 on property and equipment for the three months ended June 30, 2006. Providence spent $2,789,065 on property and equipment for the six months ended June 30, 2006 and $4,410,161 for the year ended December 31, 2005, which capital expenditures included oil and gas properties, drilling rigs and equipment, office furniture and equipment, and automotive equipment.

Income Tax Expense (Benefit)

Providence has an income tax benefit resulting from net operating losses that may offset any future operating profit.

Impact of Inflation

Providence believes that inflation has had an effect on operations since inception due to increased interest in oil and gas exploration which has increased prices for services and equipment. Providence believes that it can offset inflationary increases by improving operating efficiencies.

Liquidity and Capital Resources

Providence had current assets of $816,522 and total assets of $9,218,333 as of June 30, 2006. These assets included cash on hand of $33,047, promissory notes receivable totaling $78,665, inventory totaling $666,139, oil and gas leases totaling $7,828,849, and drilling rigs and equipment totaling $367,291. Member’s deficit in Providence was $1,515,321 at June 30, 2006.

Providence had current assets of $134,342 and total assets of $4,643,353 as of December 31, 2005. These assets included cash on hand of $22,060, and oil and gas leases totaling $3,136,273, and drilling rigs and equipment totaling $1,236,647. Net member’s equity in Providence was $243,764 at December 31, 2005.

Cash flows used by operating activities were $1,216,043 for the six month period ended June 30, 2006, which included a net loss of $247,103, an adjustment on the sale of assets totaling $519,831, and a change in inventory totaling $666,139. Cash flows used in operating activities were $590,916 for the period from inception until December 31, 2005, which included a net loss of $778,764.

Cash flows used by investing activities were $1,499,401 for the six month period ended June 30, 2006, which included the purchase of property and equipment totaling $2,789,065 minus the proceeds from the sale of oil and gas equipment totaling $1,336,000. Cash flows used in investing activities were $4,592,310 for the period from inception until December 31, 2005, which included the purchase of property and equipment totaling $4,410,161.

Cash flows from financing activities were $2,726,431 for the six month period ended June 30, 2006, comprised of notes payable of $3,017,776 less a payment against the notes of $291,345. Cash flows from financing activities were $5,205,286 for the period from inception until December 31, 2005, which included notes payable of $4,825,000. Of these amounts, Providence has a note payable at 7% interest to the Corporation, secured by oil and gas leases and due on December 1, 2006, totaling $5,242,776. The note payable is characterized as an intercompany loan.

Providence believes its current assets are insufficient to conduct its minimum plan of operation over the next twelve (12) months and as a result Providence will have to seek additional funding through the Corporation. No assurances can be given that additional funding as needed to explore and develop Providence’s lease interests will be available to the Corporation on acceptable terms or available at all. Providence’s inability to obtain additional funding would have a material adverse affect on Providence’s operations.

Providence has no current plans for the purchase or sale of any plant or equipment.

Providence has no current plans to make any changes in the number of employees.

Going Concern

Providence’s audit expressed substantial doubt as to Providence’s ability to continue as a going concern as a result of insufficient revenue generating activities and a working capital deficit of $4,048,158 as of December 31, 2005, which increased to $9,399,489 at June 30, 2006. A significant portion of this deficit can be attributed to an intercompany loan from the Corporation. The continuation of Providence’s operations is dependent upon the continuing financial support of the Corporation and achieving profitability. These conditions and dependencies raise substantial doubt about Providence’s ability to continue as a going concern.

Management’s plan to address Providence’s ability to continue as a going concern includes: (i) successfully developing the oil and gas operations; (ii) raising additional funds through the Corporation to capitalize the operations of Providence in the form of debt or equity; and (iii) converting outstanding debt to equity. The successful outcome of these activities cannot be determined at this time, and there is no assurance that, if achieved, management would then have sufficient funds to execute its intended business plan or generate positive operating results.

Critical Accounting Policies

In the notes to the audited consolidated financial statements for Providence for the year ended December 31, 2005, the company discussed those accounting policies that are considered to be significant in determining the results of operations and financial position. The company believes that their accounting principles conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, Providence evaluates its estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. Providence bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Providence generated limited revenues during 2006 from service fees generated from its drilling rigs. Revenues are recorded upon the completion of the services, with the existence of an agreement and where collectability is reasonably assured. Oil and natural gas production revenue will be recognized at the time and point of sale after the product has been extracted from the ground.

Recent Accounting Pronouncements

In December 2004, FASB issued a revision to SFAS 123 (R) “Share-Based Payment”. This Statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. The Company does not believe adoption of this revision will have a material impact on the Company’s consolidated financial statements.

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (“SFAS 154”). The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe this pronouncement will have a material impact in our financial results.

DESCRIPTION OF PROPERTY

Providence maintains office space at 100 Crescent Court, 7th Floor, Dallas, Texas, 75201, and a warehouse in Young County, Texas. Providence’s office and warehouse space are under operating leases which expire October 1, 2007. Providence paid rent of $6,276 for the three months ended June 30, 2006, $7,753 for the three months ended March 31, 2006, and $6,429 for the year ended December 31, 2005. Providence believes that its office space and warehouse will be adequate for the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of September 29, 2006, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation’s common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group.

------------------------------------------------------------------------------------------------------
  Title of Class               Name and Address              Number of Shares       % of Class
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
      Common      Nora Coccaro, chief executive officer,
                  chief financial officer, director
                  1066 - 2610 West Hastings St.                   353,500              0.74%
                  Vancouver, British Columbia
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
      Common      Markus Mueller, director                       7,184,384            14.98%
                  Rossenweidstrasse 12
                  CH-8966 Zurich, Switzerland
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
      Common      Nicolas Mathys                                 2,700,002             5.63%
                  Weinberghohe 17
                  6340 Baar, Switzerland
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
      Common      Bo Thorwald Berglin                            2,658,759             5.54%
                  Splugenstrasse 12
                  CH-8002 Zurich, Switzerland
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
      Common      Officer and Directors as a Group               7,537,884            15.72%
------------------------------------------------------------------------------------------------------
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Corporation’s officers and directors who will serve until the next annual meeting, or until their successors are elected or appointed and qualified, are as follows:

       ------------------------- ---------------- ----------------------- -------------------------------------
       Name                           Age            Year Appointed       Position(s) and Office(s)
       ------------------------- ---------------- ----------------------- -------------------------------------
       ------------------------- ---------------- ----------------------- -------------------------------------
       Nora Coccaro                    49                 1999            Chief Executive Officer, Chief
                                                                          Financial Officer, Principal
                                                                          Accounting Officer, and Director
       ------------------------- ---------------- ----------------------- -------------------------------------
       ------------------------- ---------------- ----------------------- -------------------------------------
       Markus Mueller                  47                 2003            Director
       ------------------------- ---------------- ----------------------- -------------------------------------

Nora Coccaro was appointed to the Corporation’s board of directors on November 16, 1999, and currently serves as a director, and as our president and chief financial officer. Ms. Coccaro will serve as a director until the next annual meeting of the Corporation’s shareholders and until such time as a successor is elected and qualified. Ms. Coccaro attended medical school at the University of Uruguay before becoming involved in the management of public entities. Ms. Coccaro serves as an officer and director (December 2005 to present) of Newtech Resources, Inc., an OTC:BB quoted company without operations, an officer and director (February 2004 to present) of Solar Energy Limited an OTC: BB quoted company involved in the development of alternative sources of energy, an officer and director (from January 15, 2000 to present) of Sona Development Corp., an OTC: BB quoted company without current operations, and as an officer (October 2003 to present) and a director (October 2003 to November 2003) of ASP Ventures Corp., an OTC: BB quoted company without current operations. Ms. Coccaro has also served as an officer and director (February 2000 to January 2004) of OpenLimit, Inc., an OTC: BB quoted company involved in credit card encryption technology, as a director (1998 until May 1999) of Americana Gold & Diamond Holdings, Inc. an OTC: BB quoted company without current operations, and as an officer and director (1997 until 1999) of Black Swan Gold Mines, a Toronto Senior Listing company with diamond exploration activities in Brazil. Since September 1998 Ms. Coccaro has also acted as the Consul of Uruguay to Western Canada.

Markus Mueller was appointed to the Corporation’s board of directors on May 28, 2003, and currently serves as a director. Mr. Mueller currently acts as a director of Scherrer & Partner Portfolio Management AG Zurich and of First Equity Securities AG Zurich. He has held these positions since August of 2000. Both companies are involved in asset management for private clients and manage investment funds. Prior to Mr. Mueller’s current engagements, he acted as a director of Jefferies (Switzerland) AG Zurich and as the managing director of Jefferies Management AG Zug (Switzerland) from 1995 until 2000. The Jefferies companies are also involved in asset management for private clients.

Code of Ethics

The Corporation has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Corporation has incorporated a copy of its Code of Ethics by reference as Exhibit 14 to this Form 8-K. Further, the Corporation’s Code of Ethics is available in print, at no charge, to any security holder who requests such information by contacting the Corporation.

EXECUTIVE COMPENSATION

The following table provides summary information for the years 2005, 2004, and 2003 concerning cash and non-cash compensation paid or accrued by the Corporation to or on behalf of (i) the chief executive officer at the year ended December 31, 2005, and (ii) any other employees to receive compensation in excess of $100,000.

                                            Summary Compensation Table

--------------------------- ------------------------------------- ----------------------------------------------------------
                                    Annual Compensation                            Long Term Compensation
--------------------------- ------------------------------------- ----------------------------------------------------------
----------------------------------------------------------------- ------------------------------ ---------------------------
                                                                             Awards                       Payouts
----------------------------------------------------------------- ------------------------------ ---------------------------
-------------------- -------- ---------- -------- --------------- ---------------- ------------- ---------- ----------------
                      Year     Salary     Bonus    Other Annual     Restricted      Securities   LTIP          All Other
Name and Principal               ($)       ($)     Compensation   Stock Award(s)    Underlying    payouts    Compensation
Position                                               ($)              ($)          Options        ($)           ($)
                                                                                     SARs(#)
-------------------- -------- ---------- -------- --------------- ---------------- ------------- ---------- ----------------
-------------------- -------- ---------- -------- --------------- ---------------- ------------- ---------- ----------------
Nora Coccaro,           2005   43,331       -           -             25,000            -            -             -
President, Chief        2004   32,000       -           -                -              -            -             -
Financial Officer       2003   32,100       -           -                -              -            -             -
and Director
-------------------- -------- ---------- -------- --------------- ---------------- ------------- ---------- ----------------

Compensation of Directors

The Corporation’s directors are not currently compensated for their services as directors of the Corporation. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings.

Board of Directors Committees

The board of directors has not established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 29, 2006, the board of directors of the Corporation authorized the issuance of 2,160,949 shares of common stock valued at $0.11 per share or $242,511, to Markus Mueller, a director of the Corporation, pursuant to the Note Exchange Agreement.

On April 26, 2006, the board of directors of the Corporation authorized the issuance of 300,000 shares of common stock valued at $1.20 per share or $360,000, to Nora Coccaro, a director and the chief executive officer of the Corporation, for consulting services (see below).

On October 25, 2005, the board of directors of the Corporation authorized the issuance of 2,092,293 shares of common stock valued at $0.10 per share or $209,229, to Markus Mueller, a director of the Corporation, pursuant to an agreement for the cancellation of debt from consulting fees, loans made to the Corporation, and interest.

On October 25, 2005, the board of directors of the Corporation authorized the issuance of 50,000 shares of common stock valued at $0.25 per share or an aggregate of $25,000, to Nora Coccaro, officer and a director of the Corporation, for services rendered.

On December 5, 2004, the board of directors of the Corporation authorized the issuance of 2,931,142 shares of common stock to Mr. Mueller valued at $0.07 per share, for settlement of loans to the Corporation of $138,680 and consulting services rendered to the Corporation of $66,500.

On July 1, 2003, the board of directors of the Corporation entered into a consulting agreement with Markus Mueller, a director and significant shareholder of the Corporation. The agreement has an automatic renewal provision unless terminated by either party. During the six months ended June 30, 2006 and 2005, the Corporation recognized consulting expense of $28,500 and $21,000 respectively.

On March 16, 2000, the board of directors of the Corporation entered into a consulting agreement with Ms. Coccaro, one of the Corporation’s directors and sole officer. The agreement has an automatic renewal provision unless terminated by either party. During the six months ended June 30, 2006 and 2005, the Corporation recognized consulting expense of approximately $388,500 and $20,981 respectively. Of the current year charge, $360,000 relates to the deemed value of 300,000 shares of common stock issued to the chief executive officer on April 26, 2006.

DESCRIPTION OF SECURITIES

Common Stock

The Corporation is the sole shareholder of 100% of the membership units of Providence.

As of September 29, 2006, there were approximately 233 stockholders of record holding a total of 47,949,627 shares of the Corporation’s common stock of the 100,000,000 common shares authorized.. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of September 29, 2006, there were no shares issued and outstanding of the 25,000,000 shares of preferred stock authorized. The Corporation’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors.

Convertible Promissory Note

On March 30, 2006, Providence issued Global Mineral Solutions, L.P., a promissory note for $1,924,800, with an interest rate of 5%, to be convertible into 3,500,000 shares of the Corporation’s common stock within 30 days of the Corporation’s acquisition of Providence.

Additionally, the Corporation has (i) $4,481,000 plus 7% accrued interest in debt convertible into common shares at $0.35 per share at any time until November 30, 2010, and (ii) $250,000 plus 10% accrued interest in debt convertible into common shares at $0.10 per share at any time until May 6, 2010.

Warrants

The Corporation has (i) 315,114 common share purchase warrants exercisable at $0.30 per share at any time until November 30, 2010, (ii) 6,643,310 common share purchase warrants exercisable at $1.00 per share at any time until July 25, 2009, and (iii) approximately 327,000 common share purchase warrants exercisable at $0.72 per share at any time until July 25, 2009.

Transfer Agent and Registrar

The Corporation’s transfer agent and registrar is Stacie Banks at Interwest Transfer, 1981 E Murray-Holladay Road, Holladay, Utah, 84117 – 5164, (801) 272 9294.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

The Corporation’s common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc. under the symbol, “HHBR”. Trading in the common stock over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The high and low bid prices for the common stock for the quarters ended June 30 and March 31, 2006, and each quarter of the years ended December 31, 2005 and 2004 are as follows:

--------------- ---------------------------------------- ----------------- ----------------
                             QUARTER ENDED                     HIGH              LOW
YEAR
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2006                       June 30                       $2.50             $0.96
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2006                       March 31                      $0.96             $0.48
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2005                      December 31                    $0.85             $0.15
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2005                     September 30                    $0.25             $0.15
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2005                        June 30                      $0.23             $0.20
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2005                       March 31                      $0.26             $0.20
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2004                      December 31                    $0.20             $0.09
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2004                     September 30                    $0.12             $0.09
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2004                        June 30                      $0.32             $0.12
--------------- ---------------------------------------- ----------------- ----------------
--------------- ---------------------------------------- ----------------- ----------------
     2004                       March 31                      $0.75             $0.30
--------------- ---------------------------------------- ----------------- ----------------

Dividends

Providence has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on Providence’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Providence’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

LEGAL PROCEEDINGS

Providence is currently not a party to any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Providence has had no changes in or disagreements with its accountants as to accounting or financial disclosure over the two most recent fiscal years.

RECENT SALES OF UNREGISTERED SECURITIES

On July 12, 2005, Providence authorized the issuance of 2,286,330 membership units to Abram Janz and 2,000,000 membership units to Shirley Janz.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article XIV of our Articles of Incorporation requires us to indemnify and hold harmless our officers and directors to the fullest extent authorized by the Texas Business Corporation Act against any and all liability, loss and expense incurred in connection with a legal matter. This right to indemnification is a contract right and includes the right to have us pay for expenses incurred in defending any proceeding in advance of the proceeding’s final disposition. Our Articles of Incorporation also provide for the elimination of personal monetary liability of directors and officers to the fullest extent permissible under law. Our Articles of Incorporation also permit us to indemnify any of our employees or agents to the extent authorized from time to time by the Board of Directors.

Furthermore, Ms. Coccaro’s consulting agreement requires us to indemnify her against all claims arising out of actions reasonably taken by her in the performance of her duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation understands that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART F/S

See “Item 9.01 Financial Statements and Exhibits” below.

PART III

See “Item 9.01 Financial Statements and Exhibits” below.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On September 29, 2005 the board of directors of the Corporation authorized the issuance of 4,286,330 shares of restricted common stock to membership unit-holders of Providence on a pro rata basis in exchange for 1,250,000, or 100%, of the outstanding membership units of Providence. The Corporation relied on exemptions provided by Section 4(2) of the Securities Act. No sales commissions were paid in connection with this transaction.

The Corporation made these offering based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering; (2) there were only two offerees who were issued the Corporation’s stock in exchange for the outstanding membership units in Providence; (3) the offerees stated their intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offerees and the Corporation.

On September 29, 2005 the board of directors of the Corporation authorized the issuance of 12,213,670 shares of restricted common stock to holders of the promissory notes issued by Providence in exchange for the assignment of said promissory notes. The Corporation relied on exemptions provided by Regulation S of the Securities Act. No sales commissions were paid in connection with this transaction.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Corporation complied with the requirements of Regulation S by having no directed selling efforts made in the United States, by selling only to a purchaser who was outside the United States at the time the subscription originated, and ensuring that the subscriber is a non-U.S. person with an address in a foreign country.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On April 10, 2006, our board of directors approved amendments to our Amended and Restated Articles of Incorporation, recommending to our shareholders a change in name to “Providence Resources, Inc.” and an increase in the number of shares of common stock authorized for issuance to 100,000,000 shares. On September 29, 2006 shareholders representing the requisite number of votes necessary to approve the amendments to our Amended and Restated Articles of Incorporation took action at a special meeting, approving both amendments. We have filed the amendments with the Secretary of State of the State of Texas.

ITEM 5.06      CHANGE IN SHELL COMPANY STATUS

Pursuant to the acquisition of Providence, as disclosed in Item 2.01 of this current report, the Corporation ceased being a shell company on September 29, 2006. Reference is made to the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

The financial tables and notes that follow present Providence’s financial statements and the Corporation’s pro forma disclosure, which should be read together with Providence’s “Management’s Discussion and Analysis” and “Results of Operations” as included elsewhere in this report. Providence’s financial data for the year ended December 31, 2005 is comprised of audited financial statements. The financial data for the three and six months ended June 30, 2006 is comprised of unaudited, interim financial statements.

Financial Statements of the Business Acquired

Providence’s Financial Statements for the period ended June 30, 2006

Providence’s Financial Statements for the year ended December 31, 2005

Pro Forma Financial Information

The Corporation’s Pro Forma Consolidated Financial Statements for the period ended June 30, 2006

The Corporation’s Pro Forma Consolidated Financial Statements for the period ended December 31, 2005

Exhibits

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description
3(i)(a)	Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(b)	Amendment to Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(c)	Amendment to Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(d)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
3(i)(e)	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference from the Form 10-QSB filed with the Commission on November 17, 2003).
3(i)(f)	Amendment to the Amended and Restated Articles of Incorporation, attached herewith.
3(ii)	Bylaws of the Company (incorporated by reference from the Form 10-SB filed with the Commission on April 17, 2000)
10(i)	The 2004 Benefit Plan of Healthbridge, Inc. dated May 24, 2004 (incorporated by reference from the Form S-8 filed with the Commission on May 26, 2004).
10(ii)	Joint Venture Agreement between Providence and Harding Company, dated October 1, 2005, attached herewith.
10(iii)	Extension of the Term of Series "A" Convertible Debenture Certificate with Max Fugman (incorporated by reference from the Form 10-KSB/A filed with the Commission on October 11, 2005).
10(iv)

Extension of the Term of Series "A" Convertible Debenture Certificate with Global Convertible Megatrend Ltd. (incorporated by reference from the Form 10-KSB/A filed with the Commission on October 11, 2005)

10(v)	Agreement for Purchase and Sale between Providence and Global Mineral Solutions, L.P., dated February 22, 2006, attached herewith.
10(vii)

Securities Agreement dated April 10, 2006, between the Corporation, Providence and the membership unit holders of Providence (filed on Form 8-K with the Securities and Exchange Commission on April 14, 2006).

10(viii)

Note Agreement dated April 10, 2006, between the Corporation and the holders of certain promissory notes issued by Providence (filed on Form 8-K with the Securities and Exchange Commission on April 14, 2006).

10(ix)

Amendment to the Terms of the Securities Exchange Agreement dated effective as of May 26, 2006, between the Corporation, Providence and the membership unit holders of Providence (filed on Form 8-K with the Securities and Exchange Commission on July 3, 2006).

10(x)

Amendment to the Terms of the Note Exchange Agreement dated effective as of May 26, 2006, between the Corporation and the holders of certain promissory notes issued by Providence (filed on Form 8-K with the Securities and Exchange Commission on July 3, 2006).

14	Code of Ethics, adopted as of March 1, 2004 (incorporated by reference from the form 10QSB filed with the Commission on November 17, 2004)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Healthbridge, Inc.                                                        Date

By: /s/ Nora Coccaro                                                     September 29, 2006

Name: Nora Coccaro

Title: Chief Executive Officer